FOR IMMEDIATE RELEASE

COMMUNITY WEST BANCSHARES COMPLETES MERGER WITH UNITED SECURITY BANCSHARES, CREATING A STRONGER COMMUNITY BANK IN CENTRAL CALIFORNIA

FRESNO, CALIFORNIA – April 1, 2026 – The Board of Directors of Community West Bancshares (NASDAQ: CWBC, or the ”Company”), the parent company of Community West Bank announced today the successful completion of the previously announced merger, in which United Security Bancshares (NASDAQ: UBFO), the parent company of United Security Bank, merged with and into Community West Bancshares, with Community West Bancshares as the surviving company, and United Security Bank merged with and into Community West Bank, with Community West Bank as the surviving bank, in an all-stock transaction. Shareholders of both companies approved the merger at special meetings held on March 30, 2026. The merger follows the receipt of all required regulatory approvals and satisfaction of customary closing conditions.

Pursuant to the terms of the merger agreement, United Security Bancshares shareholders received 0.4520 shares of Community West Bancshares common stock for each share of United Security Bancshares common stock. Based on the closing price of Community West Bancshares common stock of $23.30 per share on March 31, 2026, the value of the merger consideration was approximately $185.5 million, or $10.53 per United Security Bancshares common share.

The merger combines two relationship-focused community banks with a shared commitment to serving Central California’s businesses, families, and communities. The combined organization expands Community West Bank’s presence throughout Greater Sacramento, the San Joaquin Valley, and the Central Coast.

As of the close of the transaction, the combined company, Community West Bancshares, is a Central California-based community bank with approximately $5 billion in total assets. It retains the banking offices of both banks, including full-service Banking Centers throughout Central California, located in 13 counties and serving 31 unique communities.

The resulting company’s Board of Directors consists of fourteen directors: twelve from Community West Bancshares and two from United Security Bancshares. James J. Kim serves as CEO and President of the combined Company and Bank, Daniel J. Doyle serves as Chairman of the Board, Jagroop “Jay” Gill, serves as Vice Chairman, and Andriana D. Majarian serves as Lead Independent Director.

Dennis R. Woods, previously Chairman of the Board, President and CEO for United Security Bancshares and United Security Bank joins Community West Bank as Chairman Emeritus, with an ongoing focus on key client retention.

Retiring from the Community West Bancshares Board of Directors, effective March 31, 2026, are Suzanne M. Chadwick, Tom L. Dobyns, and William S. Smittcamp. Daniel C. Cunningham will retire from the Board and serve as Director Emeritus effective May 27, 2026.

“This merger represents a significant milestone for our Company and reflects the strength of two organizations coming together with shared values, building upon our foundation for long-term success,” said Doyle. “We are pleased to welcome new Directors, Jay Gill and

Dora Westerlund. Additionally, we welcome Dennis R. Woods to the Bank, and thank those whose leadership helped guide the Company to this milestone.”

Woods commented, “We are grateful for the hard work, perseverance and collaborative efforts of our directors and management teams to make this merger possible. I look forward to helping the combined organization grow and thrive.”

“With approximately $5 billion in assets, we are entering a new era of opportunity for our Company,” said Kim. “This merger, and the continued success of our Company, are driven by our exceptional team of banking professionals. It strengthens our ability to invest in our Central California communities, expand lending capacity, and deliver enhanced solutions to our clients, while remaining true to our community banking roots and positioning us for continued growth and long-term value.”

“Equally important is our alignment in culture and client service. Together, we are creating a more robust and visible banking franchise with greater depth of expertise, expanded resources, and enhanced capacity to support our employees, businesses, families, and communities. We are now focused on thoughtful integration and ensuring a seamless experience for clients as we move toward a planned systems conversion in the summer of 2026.”

“We look forward to building a franchise with greater scale and an expanded suite of products and service offerings which will allow us to deliver exceptional service to our combined clients and generate significant value to our shareholders,” added Gill.

The United Security Bancshares merger is the seventh acquisition for the Company, which previously acquired Community West Bancshares, adopting the Community West Bancshares and Community West Bank names (2024), Folsom Lake Bank (2017), Sierra Vista Bank (2016), Visalia Community Bank (2013), Service 1st Bank (2008), and Bank of Madera County (2005).

About Community West Bank and Bancshares
Community West Bancshares (NASDAQ: CWBC) and its wholly owned subsidiary, Community West Bank, are headquartered in Fresno, California. The Company was established in 1979 with the vision to help businesses and communities by exceeding expectations at every opportunity, and opened its first Banking Center on January 10, 1980. Today, Community West Bank operates full-service Banking Centers throughout Central California and maintains a variety of departments supporting Commercial Lending, Agribusiness, SBA, Residential Construction and Mortgage, Manufactured Housing, Private Banking, and Treasury Management Services.

Members of the Company and Bank Board of Directors are: Daniel J. Doyle (Chairman), Jagroop “Jay” Gill (Vice Chairman), James J. Kim (CEO and President), Andriana D. Majarian (Lead Independent Director), Robert H. Bartlein, Daniel N. Cunningham, F.T. “Tommy” Elliott IV, Robert H. Flautt, James W. Lokey, Steven D. McDonald, Martin E. Plourd, Dorothea D. Silva, Kirk B. Stovesand, and Dora Westerlund. Louis C. McMurray is Director Emeritus.

More information about Community West Bancshares and Community West Bank can be found at www.communitywestbank.com.

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CONTACTS:

Investor Contact:	Media Contact:
Shannon Livingston	Debbie Nalchajian-Cohen
Community West Bancshares	559-222-1322 or (559) 281-1312 (cell)
(916) 235-4617

ATTACHMENTS:
•Community West Bancshares and Bank logos

Forward-Looking Statements – This press release contains certain forward-looking information about Community West Bancshares and is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks, uncertainties, and contingencies, many of which are difficult to predict and are generally beyond the control of Community West Bancshares. Community West Bancshares cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by Community West Bancshares with the SEC, risks and uncertainties for each institution and the combined institution include, but are not limited to the successful integration of United Security Bancshares, or achieving expected beneficial synergies and/or operating efficiencies, in each case might not be obtained within expected time-frames or at all; the possibility that personnel changes/retention will not proceed as planned. All forward-looking statements included in this press release are based on information available at the time of the communication. Pro forma, projected and estimated numbers are used for illustrative purposes only and are not forecasts, and actual results may differ materially. Community West Bancshares is under no obligation to (and expressly disclaim any such obligation to) update or alter any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

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